Letter of Intent - SI and Marijuana Subsidiaries

This Letter of Intent - SI and Marijuana Subsidiaries (this “LOI”) dated as of February 19, 2025, is made and entered into by and among

LFTD Partners Inc., a Nevada corporation ("LIFD") and Lifted Liquids, Inc., an Illinois corporation ("Lifted"),

and

Gerard M. Jacobs, a Florida resident ("GMJ"), Nicholas S. Warrender, a Florida resident ("NSW") and William C. Jacobs, a Florida resident ("WCJ"),

and

Sustainable Innovations Inc., an Illinois corporation (“SI”), Sustainable Craft Grow #1, LLC, an Illinois limited liability company (“SCG1”), Sustainable Transporter #1, LLC, an Illinois limited liability company (“ST1”), Sustainable Transporter #2, LLC, an Illinois limited liability company (“ST2”), and Illinois Kindness Four, LLC, an Illinois limited liability company (“IK4”),

and

L. John Murray, an Illinois resident ("JM") and Erik Carlson, an Illinois resident ("EC").

LIFD, Lifted, GMJ, NSW, WCJ, SI, SCG1, ST1, ST2, IK4, JM and EC are hereafter sometimes referred to individually as a "Party" and collectively as the "Parties".

GMJ, NSW and WCJ are hereafter sometimes referred to collectively as the "LIFD Executives". LIFD, Lifted, and the LIFD Executives are hereafter sometimes referred to collectively as the "LIFD Group".

JM and EC are hereafter sometimes referred to collectively as the "Sustainable Executives". SCG1, ST1, ST2 and IK4 are hereafter sometimes referred to collectively as the "Marijuana Subsidiaries". SI, the Marijuana Subsidiaries, and the Sustainable Executives are hereafter sometimes referred to collectively as the "Marijuana Group".

The LIFD Executives and the Sustainable Executives are hereafter sometimes referred to individually as a "Senior Executive" and collectively as the "Senior Executive Group".

RECITALS

Whereas, LIFD wishes to enter the licensed marijuana industry in the United States;

Whereas, SI and the Marijuana Subsidiaries own certain valuable Illinois Cannabis Licenses; and

Whereas, LIFD believes that acquiring SI and the Marijuana Subsidiaries is in the best interests of LIFD and LIFD's stockholders;

Now, Therefore, in consideration of the mutual agreements and covenants hereafter set forth, the Parties hereby agree as follows, intending to be legally bound hereby:

1. Agreements, Representations and Warranties of LIFD Group

As an inducement to the Marijuana Group to enter into this LOI, the LIFD Group hereby agrees, represents, warrants and covenants as follows:

(A) Ownership. LIFD is owned by the holders of its common stock (collectively the "LIFD Stockholders") and by the holders of its Series A and Series B convertible preferred stock.

(B) Governance. LIFD is governed by a Board of Directors, consisting of GMJ (Chairman), NSW (Vice Chairman), Joshua Bloom, Sharial Howard, James Jacobs, WCJ, Vincent Mesolella, Richard Morrissy, and Kevin Rocio (collectively the "LIFD Board"). GMJ is the CEO of LIFD, NSW is the COO of LIFD, and WCJ is the President and CFO of LIFD.

(C) Wholly Owned Subsidiary. LIFD owns 100% of the common stock of Lifted, which sometimes does business as "Lifted Made" or as "Urb". NSW is the founder and CEO of Lifted, and WCJ is the President of Lifted.

2. Agreements, Representations and Warranties of the Marijuana Group

As an inducement to the LIFD Group to enter into this LOI, the Marijuana Group hereby agrees, represents, warrants and covenants as follows:

(A) Ownership. The persons and entities who own SI and the Marijuana Subsidiaries (individually an "Owner" and collectively the "Owners"), and their respective ownership percentages thereof, are specified in that certain Marijuana Ownership Letter dated the date hereof from the Sustainable Executives to the LIFD Executives (the "Ownership Letter"), and during the period from the date hereof through the date of the Closing (as defined below) or the date of the termination of this LOI, there shall be no changes to such ownership and respective ownership percentages.

(B) Governance.

(1) SI. SI is governed by a Board of Directors, consisting of JM, EC, Emily Newbury, David Nissman and Imran Mirza (collectively the “SI Board”). JM is the President of SI.

(2) The Marijuana Subsidiaries. Each of the Marijuana Subsidiaries is governed by its Managers, consisting of JM and EC (collectively the "Managers").

(C) Assets to be Owned by the Marijuana Subsidiaries as of the date of the Closing ("Closing Date"). The Marijuana Subsidiaries shall own the following assets as of the Closing Date, respectively:

(1) SCG1: Illinois Cannabis Craft Grow License number 2206010102-CG (the "Craft Grow License");

(2) ST1: Illinois Cannabis Transport License number 2107150140-TR ("Transport License #1");

(3) ST2: Illinois Cannabis Transport License number 2107150187-TR ("Transport License #2"); and

(4) IK4: Illinois Cannabis Infuser License number 2108011034-IN (the "IK Infuser License") and the IK Inventory (as defined below).

The Marijuana Subsidiaries have not yet engaged in any business, and as of the Closing Date they shall not yet have engaged in any business.

(D) Asset to be Owned by SI as of the Post-Closing Date When SI is Acquired by LIFD (its "Acquisition Date"). SI shall own the following asset as of its Acquisition Date: Illinois Cannabis Infuser License number 2108011014-IN (the "SI Infuser License").

(E) Visco Parties and Entities. The Estate of Christine Visco (the "Visco Estate") is the primary owner of Illinois Kindness Three LLC, an Illinois limited liability company ("IK3"). The Executor of the Visco Estate is Candace Centeno (the “Visco Executor”). IK3 is managed by its Managers, Molly Dunne and Candace Centeno. (collectively the “IK3 Managers”). IK3 is owned by its members (collectively the “IK3 Members”).

(F) Certain Visco Agreements.

(1) IK4 Purchase Agreement. SI, IK3, and IK4 entered into that certain Membership Interest Purchase Agreement dated as of November 8, 2024 (the "IK4 Purchase Agreement"), pursuant to which, among other things, SI agreed to acquire 100% of the ownership interests in IK4 from IK3. In order to complete the transactions contemplated by the IK4 Purchase Agreement:

(a) IK3 is obligated to transfer ownership of the IK Infuser License and of certain inventory (the "IK Inventory") to IK4, and the successful completion of such transfers shall be a condition precedent to the Closing pursuant to Section 3(A)(2) below; and

(b) SI is obligated to pay IK3 a total of $250,000 plus certain accrued interest (collectively the "License Debt"), and the full payment of the License Debt shall be made from refinancing funds prior to Closing, or shall be paid out at Closing;

(2) Equipment Lease Agreement. SI and IK3 entered into that certain Equipment Lease Agreement dated as of November 8, 2024 (the "Equipment Lease Agreement"), pursuant to which, among other things, SI is obligated to "rent to own" various pieces of equipment (collectively the "Equipment") for payments over time totaling $480,000 (the "Equipment Debt"), and the full payment of the Equipment Debt shall be made from refinancing funds prior to Closing or shall be paid out at Closing; and

(3) Licensing Agreement. SI and IK3 entered into that certain Licensing, Manufacturing and Distribution Agreement dated as of November 8, 2024 (the "Licensing Agreement") which, among other things, obligates SI to pay to IK3 licensing fees (the "Licensing Fees").

3. Conditions Precedent to the Closing

The following shall be conditions precedent to the Closing (the "Conditions Precedent"):

(A) The Marijuana Group's agreements, representations, warranties and covenants set forth in Section 2 above shall be fulfilled and accurate on or before the Closing Date. Without limiting the generality of the foregoing, on or prior to the Closing Date:

(1) SI shall transfer ownership of the Craft Grow License to SCG1 as contemplated by Section 2(C)(1) above, SI shall transfer ownership of Transport License #1 to ST1 as contemplated by Section 2(C)(2) above, and SI shall transfer ownership of Transport License #2 to ST2 as contemplated by Section 2(C)(3) above;

(2) IK3 shall transfer ownership of the IK Infuser License and the IK Inventory to IK4, and shall transfer the Equipment to TMD Ventures, LLC; and

(3) IK3 shall receive full payment of both the License Debt and the Equipment Debt;

(B) The Merger Agreements (as defined below) and all of the other transactions contemplated by this LOI shall have been approved in writing by LIFD, by a majority of the LIFD Board, by a majority of the LIFD Stockholders if such approval is required under Nevada law, and by the Merger Subsidiaries (as defined below);

(C) The Merger Agreements and all of the other transactions contemplated by this LOI shall have been unanimously approved in writing: by each of the Owners; by the SI Board; and by the Managers of the Marijuana Subsidiaries;

(D) The Merger Agreements shall have been approved by LIFD's lender, Surety Bank of DeLand, Florida;

(E) All necessary securities filings in regard to the Mergers (as defined below) shall have been filed, and any necessary approvals shall have been obtained from the U.S. Securities and Exchange Commission (the "SEC"), all in the opinion of LIFD's securities attorney David Hunt of Salt Lake City, Utah;

(F) LIFD's outside firm of certified public accountants, Fruci & Associates II, PLLC of Spokane, Washington ("Fruci") shall have agreed with LIFD that the financial statements of SI and the Marijuana Subsidiaries for fiscal years 2023 and 2024 are not required to be audited, or, alternatively, any needed audits and audit opinion letters associated with the Mergers shall have been delivered by Fruci to LIFD, and such audits and opinion letters shall have been acceptable to LIFD in form and substance in its discretion;

(G) All necessary approvals of or consents to the Illinois Cannabis License transfers contemplated by this LOI, to the Mergers, or to the executives, directors or stockholders of LIFD or its subsidiaries, shall have been obtained from the State of Illinois and its departments and agencies, and from any other governmental bodies having any approval rights thereof (collectively the "Governmental Approvals");

(H) The Sustainable Executives shall have delivered to LIFD a written plan, accompanied by an approving legal opinion, regarding the lawful maintenance of the social equity status of SI and the Marijuana Subsidiaries during the pre- and post-Closing periods, and such plan and legal opinion shall be acceptable to LIFD in its discretion; and

(I) SI and IK3 shall have entered into an Agreement (the "Pre-Closing Agreement"), and the Pre-Closing Agreement shall be acceptable to LIFD in its discretion.

4. The Closing

Following the successful fulfillment of all of the Conditions Precedent, the Parties shall proceed to a closing (the "Closing") to be held on the Closing Date at the offices of law firm Fox Rothschild LLP in Chicago, at which the following shall occur:

(A) The Marijuana Subsidiaries each shall merge with and into a newly formed, wholly owned subsidiary of LIFD (each a "Merger Subsidiary" and collectively the "Merger Subsidiaries") pursuant to a mutually acceptable merger agreement (individually a "Merger Agreement" and collectively the "Merger Agreements"), under which Merger Agreements LIFD shall acquire, via mergers (individually a "Merger" and collectively the "Mergers"), 100% of the ownership interests in each of the Marijuana Subsidiaries, and each of the Marijuana Subsidiaries shall be the surviving entities in such Mergers. Each of the Merger Agreements shall, among other things, contain representations, warranties, covenants, conditions, and indemnification provisions customary to transactions like the Mergers (for example but without limitation, representations, warranties, covenants, conditions, and indemnification provisions similar to those contained in the agreements used by LIFD in its acquisition of Lifted on February 24, 2020.) Without limiting the generality of the foregoing, each of the Merger Agreements shall include, in regard to the Marijuana Subsidiary being acquired pursuant to such Merger Agreement, an accurate list of such entity's licenses, assets, liabilities and contracts as of the Closing Date, certified to LIFD in writing by the Sustainable Executives, and such list must be acceptable to LIFD in its discretion; and

(B) The merger consideration to be paid by LIFD in the Mergers pursuant to which LIFD shall acquire 100% of the ownership interests in the Marijuana Subsidiaries shall consist of an aggregate of Two Million Five Hundred Eighty-One Thousand Five Hundred Fifty-Five (2,581,555) shares of unregistered common stock of LIFD ("LIFD Shares"), respectively:

SCG1 -	1,985,811	LIFD Shares
ST1 -	66,194	LIFD Shares
ST2 -	66,194	LIFD Shares
IK4 -	463,356	LIFD Shares
Total	2,581,555	LIFD Shares

Such LIFD Shares shall be allocated and distributed among the Owners of the Marijuana Subsidiaries in the Mergers as specified in their respective Merger Agreements.

5. Purchase of SI

SI, the Owners and the Sustainable Executives agree, represent warrant and covenant to LIFD as follows:

(A) SI received a social equity forgivable loan from the Illinois DCEO in the amount of $625,000 in relation to the SI Infuser License (the $625,000 Loan"), and under the terms of the $625,000 Loan, the $625,000 Loan must be repaid by SI in full if SI or the SI Infuser License is transferred to a third party prior to or during the one year period after the $625,000 Loan is forgiven (the "Standstill Period");

(B) The Sustainable Executives shall immediately notify LIFD in writing of the end of the Standstill Period;

(C) Following the execution of this LOI through the end of the Standstill Period:

(1) Neither SI nor any Owner shall directly or indirectly issue, transfer, sell or encumber in any way any shares of capital stock of SI;

(2) SI shall not directly or indirectly enter into any manufacturing, purchases, sales, contracts, other agreements or arrangements, mergers, other transactions, commitments, borrowings, or other business activity except as may be approved in advance in writing by LIFD, which approval may be granted or withheld in LIFD's discretion; and

(3) SI shall continue to own the SI Infuser License and shall not directly or indirectly transfer, sell or encumber any right, title or interest in the SI Infuser License in any fashion whatsoever;

it being expressly agreed, acknowledged and understood by SI, the Owners and the Sustainable Executives that this Section is intended to and shall prevent SI, any Owner or the Sustainable Executives from taking or failing to take any action that would or might trigger an obligation of SI to repay the $625,000 Loan, or that would or might delay, frustrate, or make more costly the purchase by LIFD of all of the capital stock of SI pursuant to Section 5(D) below; and

(D) Immediately following end of the Standstill Period, the Owners shall sell to LIFD, and LIFD shall purchase from the Owners, all of the capital stock of SI for an aggregate purchase consideration of Ten Dollars ($10.00), without LIFD being under any obligation whatsoever to repay the $625,000 Loan.

6. Pending Discussions and Negotiations

SI and the Marijuana Subsidiaries have already entered into discussions and negotiations with certain third parties related to certain potential marijuana product agreements and arrangements. The Sustainable Executives agree and covenant that prior to the Closing they shall use good faith efforts to collaborate with LIFD Group regarding these discussions and negotiations.

7. No Shop Clause

During the period between the signing of this LOI and either the termination of this LOI or the execution of the Merger Agreements, SI, the Marijuana Subsidiaries and the Sustainable Executives and their lawyers, agents and representatives shall not directly or indirectly enter into any discussion(s), negotiation(s), letter(s) of intent, merger(s), reorganization(s), stock sale(s), asset sale(s) (other than asset sales in the ordinary, normal, and customary course of business), other transaction(s), loan agreement(s), financing agreement(s) or arrangement(s) of any type, other capital raise(s), or other contract(s) or arrangement(s) with any third party, or any other agreement(s), contract(s) or arrangement(s) outside the ordinary course of business that would or might delay or make more costly or difficult the closing of the Mergers. The Merger Agreements shall include similar covenants regarding the period (if any) between the signing of the Merger Agreements and the Closing or the termination of the Merger Agreements.

During the period between the signing of this LOI and the execution and delivery of the Merger Agreements or the termination of this LOI, the Sustainable Executives shall operate SI and the Marijuana Subsidiaries and their affiliates only in accordance with the ordinary, normal and customary course thereof consistent with past practices, or as otherwise contemplated in this LOI.

8. Good Faith Efforts to Close

Each of the Parties agrees and covenants to use good faith efforts to cause the Mergers to close as soon as practicable, subject to the fulfillment of all of the terms, conditions and requirements set forth in this LOI and in the Merger Agreements.

9. Termination of this LOI and the Merger Agreements

The Parties agree and acknowledge that there is considerable time pressure to proceed forward to a closing of the Mergers as soon as possible. Either Party shall have the unilateral right to terminate this LOI, without any payment by or penalty due from any party, if such Party in good faith believes that the terms, conditions and requirements that must be met in order for the Closing to occur cannot reasonably be met on or before March 15, 2025, or if any material provisions of this LOI shall be adjudged by a court or the SEC to be invalid or unenforceable, and thereafter the parties to this LOI are unable to mutually agree upon how to proceed forward with the Mergers as impacted by such court or SEC action, provided, however, that if one or more of the Conditions Precedent, such as the Governmental Approvals referred to in Section 3(G), cannot reasonably be met on or before March 15, 2025, then the Parties shall meet and use good faith efforts in an attempt to fashion a mutually acceptable interim arrangement that would accommodate a delay in the Closing Date to a date after March 15, 2025.

10. Miscellaneous

(A) Each of the Parties shall bear its or his own fees and expenses in connection with the proposed transactions. Without limiting the generality of the foregoing, each of the Parties shall be solely responsible for the fees and expenses owed by it or him to any lawyers, accountants, financial advisors, investment bankers, brokers or finders employed by such Party.

(B) LIFD shall be permitted to publicly disclose the terms and conditions of this LOI and the Merger Agreements in its SEC filings, press releases, conference calls, and investor relations efforts, and the Parties shall use good faith efforts to cooperate therewith.

(C) The Parties acknowledge that LIFD is a publicly traded company and that unauthorized disclosure of any material non-public information regarding LIFD or the transactions contemplated by this LOI could subject the disclosing party to scrutiny and potential liability under applicable securities laws and regulations.

In Witness Whereof, the Parties have executed and delivered this LOI as of the date first written above.

LFTD Partners Inc., a Nevada corporation

By  /s/ Gerard M. Jacobs

Gerard M. Jacobs, CEO

Lifted Liquids, Inc., an Illinois corporation

By  /s/ Nicholas S. Warrender

Nicholas S. Warrender, CEO

  /s/ Gerard M. Jacobs

Gerard M. Jacobs, a Florida resident

  /s/ Nicholas S. Warrender

Nicholas S. Warrender, a Florida resident

  /s/ William C. Jacobs

William C. Jacobs, a Florida resident

Sustainable Innovations Inc., an Illinois corporation

By  /s/ L. John Murray

L. John Murray, its authorized representative

Sustainable Craft Grow #1, LLC, an Illinois limited liability company

By  /s/ L. John Murray

L. John Murray, its authorized representative

Sustainable Transporter #1, LLC, an Illinois limited liability company

By  /s/ L. John Murray

L. John Murray, its authorized representative

Sustainable Transporter #2, LLC, an Illinois limited liability company

By  /s/ L. John Murray

L. John Murray, its authorized representative

Illinois Kindness Four, LLC, an Illinois limited liability company

By  /s/ L. John Murray

L. John Murray, its authorized representative

  /s/ L. John Murray

L. John Murray, an Illinois resident

  /s/ Erik Carlson

Erik Carlson, an Illinois resident